EXHIBIT (n)(2)

Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 31, 2015 in Post-Effective Amendment No. 1 to the Registration Statement on Form N-2 (Form No. 333-196520) and related Prospectus of Griffin-Benefit Street Partners BDC Corp. for the registration of 150,000,000 shares of its common stock.
/s/ Ernst & Young LLP
Los Angeles, California
November 5, 2015